UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Fortress Value Acquisition Corp. II

(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The below email was sent to employees of Fortress who own shares in Fortress Value Acquisition Corp. II.

You are receiving this email because you purchased shares in Fortress Value Acquisition Corp. II’s initial public offering through Fortress’s directed unit program. On June 15, shareholders will be voting on FVAC II’s proposed merger with ATI Physical Therapy. Because of how you hold your shares, and in order to make it easier for Fortress shareholders to vote, DF King may take your vote by email.

Please email DF King at FAII@dfking.com from your work email address and include the following information (complete the last three lines):

Please vote all of my share in favor of the FVAC II Board’s recommendations (“For” each of the seven proposals).

Name:

Home Address:

Number of Shares Owned:

It is important that you vote your shares or the transaction may not close.

The definitive proxy for the transaction can be found at: https://www.sec.gov/Archives/edgar/data/0001815849/000119312521161982/d121614ddefm14a.htm [sec.gov].

Additional soliciting materials in respect of the stockholder meeting can be found at: https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001815849&owner=exclude [sec.gov].

Please reach out to me directly if you have any issues voting your shares in this manner.

Thanks,

<NAME>